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                                                                    EXHIBIT 99.1
                                                       Case No. 03-35966-BKC-PGH

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA
                            WEST PALM BEACH DIVISION

In re:                                          Case No. 03-35966-BKC-PGH

REPTRON ELECTRONICS, INC.,                  Chapter 11

                   Debtor.

__________________________/

            ORDER CONFIRMING DEBTOR'S MODIFIED SECOND AMENDED PLAN OF
             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

         Reptron Electronics, Inc., (the "Debtor"), having filed its Second Amended Plan of Reorganization dated December 17, 2003 (the "Plan") in accordance with section 1121 of title 11 of the United States Code (the "Bankruptcy Code"), and the Amended Disclosure Statement dated December 17, 2003 (the "Disclosure Statement") relating to the Plan; and the Court by Order dated December 17, 2003 (the "Scheduling Order") having approved the Disclosure Statement as containing adequate information; and the Scheduling Order having, inter alia, (i) approved the procedures for the solicitation and tabulation of votes to accept or reject the Plan, including the form of the ballots in connection with such solicitation, (ii) established deadlines for voting on and objecting to the Plan, and (iii) established January 14, 2004 at 9:30 a.m. as the date for commencement of the hearing (the "Confirmation Hearing"), pursuant to section 1129 of the Bankruptcy Code, to consider confirmation of the Plan; and the transmittal of materials to holders of Claims and other parties in interest, and the solicitation of acceptances from the holders of Claims in Class 3 and Class 4 and Common Equity Interests in Class 5 having been made within the time and manner required by the Scheduling Order; and an affidavit of service having been filed with respect to the service of the notice of the Confirmation Hearing; and all objections to confirmation of the Plan having been withdrawn or overruled by the Court; and the

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                                                       Case No. 03-35966-BKC-PGH

Confirmation Hearing having been held on January 14, 2004, at which time the Court considered confirmation of the Plan; and notice of the Confirmation Hearing being deemed good and sufficient notice of the modifications of the Plan, if any; and upon the entire record of the Debtor's chapter 11 case, including, without limitation, the record made at the Confirmation Hearing; and after due deliberation, the Court makes the following findings of fact and conclusions of law:

                     FINDINGS OF FACT AND CONCLUSIONS OF LAW

     A. Jurisdiction. This Court has jurisdiction over this chapter 11 case and the subject matter of the Confirmation Hearing pursuant to 28 U.S.C. Sections 157 and 1334. The Confirmation Hearing is a "core proceeding" pursuant to 28 U.S.C. Section 157(b)(2) and this Court has jurisdiction to enter a final order with respect thereto.

     B. Notice. In accordance with, and as required by, the Scheduling Order, the Debtor timely mailed or sent by overnight delivery notice of the date, time and place for the Confirmation Hearing, and of the deadline and procedures for filing objections to confirmation of the Plan upon the parties set forth in the Scheduling Order. Any party in interest required to receive notice of the Confirmation Hearing has received due, proper and adequate notice thereof. All parties in interest had the opportunity to appear and be heard at the Confirmation Hearing.

     C. Solicitation and Voting Procedures. The procedures by which the ballots were distributed to holders of Claims against the Debtor in Class 3 and 4 under the Plan and Common Equity Interests in the Debtor in Class 5 and by which they were tabulated were fair, properly conducted and in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the local rules of this Court, the Scheduling Order and all other applicable laws, rules

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and regulations. The Debtor and the Creditors Committee solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtor and the Creditors Committee (and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of securities under the Plan.

     D. Balloting Results. As evidenced by the Affidavit of Thomas R. Lehman, P.A. Certifying the Ballots Accepting or Rejecting the Debtor's Second Amended Plan of Reorganization attested to on January 13, 2004 (the "Ballot Certification") certifying the method and results of the ballot tabulation, (i) at least two-thirds in dollar amount and more than one-half in number of the holders of Claims in Class 3 (Trade Vendor Claims) and Class 4 (General Unsecured Claims), actually voting on the Plan, accepted the Plan, without including the vote of insiders; and (ii) at least two-thirds in amount of the holders of Common Equity Interests in Class 5 (Common Equity Interest), actually voting on the Plan, accepted the Plan, without including the vote of insiders;

     E. Reasonable Classification of Claims (11 U.S.C. Section 1122(a)). The classification of Claims and Equity Interests in Article III of the Plan is reasonable and necessary, and places Claims or Equity Interests in a particular Class where such Claim or Equity Interest is

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substantially similar to the other Claims or Equity Interests of such Class, and therefore the Plan satisfies the requirements of section 1122(a) of the Bankruptcy Code.

     F. Designation of Classes (11 U.S.C. Section 1123(a)(1)). The Plan properly designates all Classes of Claims and Equity Interests, and therefore the Plan satisfies the requirements of section 1123(a)(1) of the Bankruptcy Code.

     G.   Specification of Unimpaired Classes (11 U.S.C. Section 1123(a)(2)).
Article V of the Plan specifies the Classes of Claims and Equity Interests which are unimpaired or impaired, and therefore the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Classes 1 (Other Priority Claims), 2A (Gaylord Facility Claim), Class 2B (Hibbing Facility Claim), Class 2C (Tampa Facility Claim), Class 2D (Transamerica Claim), Class 2E (Miscellaneous Secured Claims) and Class 2F (DIP Lender Letter of Credit Claim) are not impaired under the Plan, and, therefore, such Classes are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. The holders of Claims and Equity Interests in Classes 6 (Other Equity Interests) will receive no distribution and retain no interest under the Plan, and, accordingly, these Classes are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

     H. Specification of Treatment of Impaired Classes (11 U.S.C. Section 1123(a)(3)). The Plan specifies the treatment of each impaired Class, and therefore the Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code.

     I. No Discrimination (11 U.S.C. Section 1123(a)(4)). The Plan provides the same treatment for each Claim or Equity Interest of a particular Class, and therefore the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

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     J.   Implementation of the Plan (11 U.S.C. Section 1123(a)(5)). Article VII
and other provisions of the Plan provide adequate means for the implementation of the Plan, and therefore the Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

     K. Equity Securities (11 U.S.C. Section 1123(a)(6)). The Debtor is (and upon the Effective Date, the Reorganized Debtor will continue to be) a corporation. The Plan provides for the inclusion in the charter of the Reorganized Debtor a provision prohibiting the issuance of nonvoting equity securities, and providing, as to the several classes of securities possessing voting power, an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. Therefore, the Plan satisfies section 1123(a)(6) of the Bankruptcy Code.

     L. Selection of Officers and Directors (11 U.S.C. Section 1123(a)(7)). The Plan provides for the management of the Reorganized Debtor in a manner that is consistent with the interests of creditors and equity security holders and with public policy with respect to the manner of selection of any officer, director, or trustee under the Plan, and any successor to such officer, director, or trustee, and therefore the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

     M. Impairment or Unimpairment of Claims or Equity Interests and Modification of Rights of Secured Claims (11 U.S.C. Section 1123(b)(1) and (5)). The Plan impairs or leaves unimpaired, as the case may be, each Class of Claims or Equity Interests, and therefore complies with section 1123(b)(1) and (5) of the Bankruptcy Code.

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     N.   Assumption or Rejection of Executory Contracts and Unexpired Leases
(11 U.S.C. Section 1123(b)(2)). The Plan provides for, among other things, the assumption of each executory contract and unexpired lease to which the Debtor is a party, unless such contract or lease (i) was previously assumed or rejected by the Debtor, (ii) previously expired or terminated pursuant to its own terms,
(iii) is the subject of a motion to reject filed before the Effective Date, or
(iv) is identified as a rejected executory contract or unexpired lease, as applicable, in Exhibit E to the Plan (as amended prior to the Confirmation Hearing), and therefore the Plan complies with section 1123(b)(2) of the Bankruptcy Code.

     O. Compliance With Provisions of the Bankruptcy Code (11 U.S.C. Section 1129(a)(1)). The Plan complies with all applicable provisions of the Bankruptcy Code including, without limitation, sections 1122 and 1123 and, as required pursuant to Fed. R. Bankr. P. 3016(b), is dated and identifies the Debtor as the proponent of the Plan, and therefore the Plan satisfies the requirements of section 1129(a)(1) of the Bankruptcy Code.

     P. Proponent's Compliance With Provisions of the Bankruptcy Code (11 U.S.C. Section 1129(a)(2)). The Debtor, as the proponent of the Plan, complied with the applicable provisions of the Bankruptcy Code including, without limitation, sections 1125 and 1126, Fed. R. Bankr. P. 3017 and 3018, the Scheduling Order and all other applicable laws, rules and regulations, and therefore the Debtor has satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code.

     Q. Plan Proposed in Good Faith (11 U.S.C. Section 1129(a)(3)). The Plan has been proposed in good faith, for the valid business purpose of restructuring substantial indebtedness and interests of the Debtor and has not been proposed by any means forbidden by law, and therefore the Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code.

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     R.   Payment of Costs and Expenses (11 U.S.C. Section 1129(a)(4)). Any
payment made or to be made by the Debtor, or any person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with this chapter 11 case, or in connection with the Plan and incident to this chapter 11 case, has been approved by, or will be subject to the approval of, this Court as reasonable, and therefore the Plan satisfies the requirements of section 1129(a)(4) of the Bankruptcy Code.

     S. Disclosure of Identities of Officers, Directors and Insiders (11 U.S.C. Section 1129(a)(5)). The Debtor has disclosed the identity and affiliation of any individual, including insiders, proposed to serve, after confirmation of the Plan, as a director or officer of the Reorganized Debtor and the appointment to, or continuance in, such office of each such individual is consistent with the interests of creditors and equity security holders and with public policy, and therefore the Plan satisfies the requirements of section 1129(a)(5) of the Bankruptcy Code.

     T. No Rate Change (11 U.S.C. Section 1129(a)(6). Section 1129(a)(6) of the Bankruptcy Code is inapplicable to the Plan since there are no rate changes provided for in the Plan for which a governmental regulatory commission will have jurisdiction over the Debtor after confirmation.

     U. Best Interests of Creditors (11 U.S.C. Section 1129(a)(7)). With respect to each impaired Class of Claims, each holder of a Claim of such Class has accepted the Plan, or will receive or retain under the Plan on account of such Claim, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would so receive or retain if the

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Debtor was liquidated under chapter 7 of the Bankruptcy Code on such date.
Therefore, the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code.

     V. Plan Acceptance (11 U.S.C. Section 1129(a)(8)). Each Class, has accepted the Plan, or is not impaired under the Plan and thus is conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, the Plan satisfies the requirements of section 1129(a)(8)of the Bankruptcy Code.

     W. Treatment of Administrative Expense Claims, Priority Claims and Priority Tax Claims (11 U.S.C. Section 1129(a)(9)). The Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code since, except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Administrative Expense Claims pursuant to section 507(a)(l) of the Bankruptcy Code, Priority Claims pursuant to sections 507(a)(2) through 507(a)(7) of the Bankruptcy Code, and Priority Tax Claims pursuant to section 507(a)(8) of the Bankruptcy Code, shall be treated in accordance with the applicable provisions of section 1129(a)(9)(A), (B) or (C) of the Bankruptcy Code.

     X. Acceptance By At Least One Impaired Class (11 U.S.C. Section 1129(a)(10)). The three Classes of Claims that are impaired under and entitled to vote on the Plan have overwhelmingly accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim or Equity Interest in such Classes, and therefore the Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code.

     Y. Feasibility (11 U.S.C. Section 1129(a)(11)). Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or

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Reorganized Debtor, and therefore the Plan satisfies the requirements of section
1129(a)(11) of the Bankruptcy Code.

     Z. Payment of Fees (11 U.S.C. Section 1129(a)(12)). The Debtor has paid or, pursuant to Sections 2.1 and 14.1 of the Plan, shall pay, on the Effective Date, or as soon as practicable thereafter, all amounts due under 28 U.S.C.
Section 1930, and therefore the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code.

     AA. Retiree Benefits (11 U.S.C. Section 1129(a)(13)). Section 1129(a)(13) of the Bankruptcy Code is not applicable to the Plan because the Debtor is not a party to any retiree benefit plan.

     BB. Cramdown (11 U.S.C. Section 1129(b)). Section 1129(b) of the Bankruptcy Code applies to the Plan because Class 6 (Other Equity Interests) under the Plan is presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. The Plan does not discriminate unfairly, and is fair and equitable, with respect to each Class of Claims and Equity Interests that is impaired under and has not accepted the Plan. Consequently, the Plan satisfies section 1129(b) of the Bankruptcy Code.

     CC. No Other Plan (11 U.S.C. Section 1129(c)). No other plan of reorganization has been filed with respect to the Debtor's chapter 11 case.

     DD.  Avoidance of Taxes or Application of Securities Laws (11 U.S.C.
Section 1129(d)). No party in interest that is a governmental unit has requested that the Plan must be confirmed on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933, and therefore the Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code.

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     EE.  Release, Discharge and Injunction. The release, discharge, exculpation and injunction provisions set forth in Article XII of the Plan: (i) are within the jurisdiction of this Court under 28 U.S.C. Sections 1334(a), (b) and (d);
(ii) are each an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (iii) confer material benefits on, and thus are in the best interests of, the Debtor's estate; and (iv) are, in the facts and circumstances of this case, consistent with and permitted pursuant to sections 105, 524, 1123, 1129 of the Bankruptcy Code and all other applicable provisions of the Bankruptcy Code.

     FF. Solicitation and Tabulation of Acceptances. As evidenced by the Ballot Certification, the solicitation and tabulation of acceptances was accomplished in a proper, fair and lawful manner and the Plan has been duly accepted by all holders of Claims whose acceptance is required in accordance with the provisions of section 1126(c) of the Bankruptcy Code.

     GG. Plan Transfers. All transfers of real or personal property by the Debtor and Reorganized Debtor are transfers under the Plan and are, therefore, free from the imposition of taxes of the kind specified in section 1146(c) of the Bankruptcy Code.

     HH. Debtor's Duties. The Debtor has completed and fulfilled all of its obligations and duties with respect to its estate pursuant to section 1107 of the Bankruptcy Code.

     II. Modification of the Plan. The modifications of the Plan pursuant to this Order are non-material and do not adversely change the treatment of the holder of any Claim or Equity Interest who has not accepted such modification in writing. Therefore, in accordance with section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019, the Plan as modified pursuant

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to this Order is deemed accepted by all holders of Claims and Equity Interests who have previously accepted the Plan.

     THEREFORE, NOW, AFTER DUE DELIBERATION, THE COURT HEREBY ORDERS THAT:

     1. Confirmation. The Plan complies with the requirements of sections 1122 and 1123 of the Bankruptcy Code. The Plan, a copy of which is attached hereto as Exhibit A, is hereby confirmed and all parties in interest are authorized, and empowered, or enjoined, as the case may be, to act in accordance with its terms.

     2. Objections. Each of the objections to confirmation of the Plan, which have not been withdrawn, waived, or settled, and all reservations of rights included therein, are overruled.

     3. Allowance of Claims. The allowance or disallowance of Claims are, and will be, subject to the terms of the Plan.

     4. Implementation of Plan. In accordance with section 1142 of the Bankruptcy Code, the implementation and consummation of the Plan in accordance with its terms shall be, and hereby is, authorized and approved, and the Debtor, Reorganized Debtor or any other person shall be, and they hereby are, authorized, empowered and directed to issue, execute, deliver, file and record any document, whether or not any such document is specifically referred to in the Plan, the Disclosure Statement, or any exhibit thereto, and to take any action necessary or appropriate to consummate the Plan in accordance with its terms. The Intercreditor Agreement, the New Indenture, the Plante Employment Contract, the Registration Rights Agreement, the Security Agreement, the Stock Option Plan are subject to modification by the Debtor with the written consent of the Creditors Committee prior to the Effective Date.

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     5.   Authorization of Exit Facility. (a) Notwithstanding anything to the contrary contained herein or in the Plan, on the Effective Date, the Reorganized Debtor, and its subsidiaries and affiliates, and Congress Financial Corporation (Florida), as agent (in such capacity, the "Senior Credit Facility Agent") for certain financial institutions (collectively, the "Senior Lenders"), and the Senior Lenders (together with the Senior Credit Facility Agent, collectively, the "Exit Facility Lender") shall enter into the Loan and Security Agreement (the "Senior Credit Facility Loan Agreement") and related agreements, documents and instruments (collectively, together with the Senior Credit Facility Loan Agreement, the "Senior Credit Facility Financing Agreements"); and (b) Pursuant to section 1142(b) of the Bankruptcy Code and without further action by the Bankruptcy Court or by the shareholders or directors of Reorganized Debtor, the Reorganized Debtor shall be, and hereby is, authorized to (i) enter into the Senior Credit Facility Loan Agreement and the other Senior Credit Facility Financing Agreements, (ii) perform all of its obligations under the Senior Credit Facility Loan Agreement and the other Senior Credit Facility Financing Agreements, and (iii) execute and deliver all documents, agreements and instruments necessary, appropriate or convenient to enter into and perform all obligations under the Senior Credit Facility Loan Agreement and the other Senior Credit Facility Financing Agreements and to take all other actions and execute, deliver, record and file all other such agreements, documents, instruments, mortgages, deeds of trust, financing statements, releases, applications, registration statements, reports and any changes, additions and modifications thereto in connection with the consummation of the transactions contemplated by the Senior Credit Facility Loan Agreement and the other Senior Credit Facility Financing Agreements and the performance, including, without limitation, the making of such filings or

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the recording of any security interests, as may be required by Senior Credit
Facility Loan Agreement and the other Senior Credit Facility Financing
Agreement.

     6. DIP Facility Claim and Release. In connection with the closing and funding of the Senior Credit Facility Loan Agreement (i) the DIP Facility Claim (other than the DIP Lender Letter of Credit Claim) shall be satisfied in full; and (ii) the Reorganized Debtor shall deliver a Release Agreement in a form mutually acceptable to the Reorganized Debtor and the DIP Lender addressing the subsequent release of the DIP Lender's lien on and possession of cash collateral securing the Debtor's obligation pursuant to the Third Amendment to the DIP Facility under the Hartford Letter of Credit, as such obligations shall continue beyond the Effective Date.

     7. Binding Effect. In accordance with section 1141(a) of the Bankruptcy Code, the Plan and its provisions shall be, and hereby are, binding upon the Debtor, the Reorganized Debtor, any person acquiring or receiving a distribution under the Plan, any lessor of property to the Debtor, any lessee of property from the Debtor, any counter-party to contracts with the Debtor, any creditor of the Debtor, any party in interest in this chapter 11 case, and any holder of a Claim against or Equity Interest in the Debtor, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted or rejected the Plan, or will or will not receive a distribution under the Plan.

     8. Transfers Free and Clear of Liens and Exemption From Transfer Taxes. Except as otherwise provided in the Plan, and as set forth in Sections 12.1 and
14.4 of the Plan and without limiting the generality of those provisions, which is incorporated herein by reference, in accordance with sections, 105, 1123 and 1146(c) of the Bankruptcy Code, (a) any transfer of any real or personal property under, or as contemplated by, the Plan, including, but not limited to, the

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vesting of all of the Debtor's property and interests in property in the
Reorganized Debtor shall be free and clear of all liens, claims, interests, and encumbrances including, without limitation, all Claims and all Equity Interests (and any and all other rights and claims under other laws whether arising by agreement or by statute, including any Claims arising for successor liability, regardless of when such Claims arose), with all such liens, claims and encumbrances released, terminated and discharged as to such property; and (b) all deeds, mortgages, assignments, agreements, and other instruments of transfer to be executed or delivered under, or as contemplated by, the Plan in connection with any transfer of property or an interest in property shall be recorded or filed, as appropriate, and shall be free and clear of, and without the payment of, any and all stamp taxes or similar taxes pursuant to section 1146(c) of the Bankruptcy Code.

     9. Acceptance and Execution of Plan Documents. Without in any manner limiting the relief granted pursuant to the preceding decretal paragraph, each and every federal, state and local governmental agency or department or similar unit is hereby directed to accept, and lessors and holders of liens are directed to execute, any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Plan including, without limitation, documents and instruments for recording in county and state offices wherein financing or termination statements under the Uniform Commercial Code are authorized to be filed.

     10.  Exemption from Securities Laws. The exemption from the requirements of
Section 5 of the Securities Act of 1933, 15 U.S.C. Section 77e (and of any equivalent state or local securities or "blue sky" laws) provided for in section 1145 of the Bankruptcy Code, shall apply

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to the New Common Stock and the New Notes and any other securities in the
Reorganized Debtor that are issued pursuant to the Plan in exchange for Claims and Equity Interests.

     11. Binding Effect of Prior Bankruptcy Court Orders. All prior orders of this Court entered in this chapter 11 case, all documents and agreements executed by the Debtor as authorized and directed thereunder, and all subsequent orders of this Court entered in the Debtor's chapter 11 case as of the Effective Date shall be, and hereby are, binding upon, and shall inure to the benefit of the Debtor and the Reorganized Debtor and their successors and assigns. Moreover, notwithstanding the amounts reflected as being owed by the Debtor to Critical Trade Vendors in Exhibit J to the Plan, any Critical Trade Vendor entitled to be paid pursuant to the Court's October 30, 2003 Order Authorizing the Debtor to Pay Certain Critical Trade Vendor Claims in the Ordinary Course of Business and Pursuant to Pre-Petition Date Customary Trade Terms which was not paid by the Debtor the full amount of its Allowed Pre-Petition Date Claim as of the Effective Date, shall be paid the balance of such Allowed Claim as a Class 3 claimant.

     12. Release Agreement. On the Effective Date, Section 2(b) of the Release Agreement dated October 30, 2003 entered into between the Debtor and Congress Financial Corporation (Florida), in its capacity as Agent for the Pre-Petition Date lenders, shall be effective.

     13. Post-Effective Date Authority. On and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any post-Effective Date claims or interests without supervision or approval by the

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Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Federal
Rules of Bankruptcy Procedure, other than restrictions expressly imposed by the Plan or this Order.

     14. Discharge. Except as otherwise expressly provided in the Plan, or this Order, the treatment of all Claims against or Equity Interests in the Debtor under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims against or Equity Interests in the Debtor of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, or against their estates or properties or interests in property. Except as otherwise expressly provided in the Plan, or this Order, upon the Effective Date, all Claims against and Equity Interests in the Debtor will be satisfied, discharged, and released in full exchange for the consideration provided hereunder. Except as otherwise expressly provided in the Plan, or this Order, all entities shall be precluded from asserting against the Debtor or Reorganized Debtor or their respective properties or interests in property, any other Claims based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

     15. Releases. Without limiting the relief granted in the preceding paragraph or the provisions of Section 12.6 of the Plan and except with respect to the treatment of Allowed Claims pursuant to the Plan or this Order, on the Effective Date, in consideration for, or as part of the treatment accorded to, the holders of Claims and Equity Interests under the Plan, each of the Debtor, the Reorganized Debtor, the Creditors Committee, the Ad Hoc Committee, the Old Notes Indenture Trustee, and the Disbursing Agent, and their respective present or former members, partners officers, directors, employees, advisors, attorneys, representatives, financial

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advisors, investment bankers or agents in their capacities as such and any of such parties' successors and assigns, but excluding Ernst & Young Corporate Finance, LLC (collectively, the "Released Parties"), shall be released and discharged by (i) the Debtor, its estate, and the Reorganized Debtor, and (ii) any holder of a Claim or Equity Interest or any other party in interest or any of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, or any of the successors and assigns that accepted the releases on their Ballot (all such holders and other parties listed in the above subsections (i) and (ii), the "Releasor Parties"), from any and all claims and causes of action arising out of or based upon their service in any such capacity or any transaction, event, circumstance or other matter involving or relating to the Debtor that occurred on or before the Effective Date; provided however, that nothing in this section shall be deemed to (a) release any of the Released Parties from liability for acts or omissions that are the result of actual fraud, gross negligence, willful misconduct, or willful violation of the securities laws or the Internal Revenue Code or the Claims, if any, of the United States; (b) prevent the Debtor or the Reorganized Debtor from objecting to the Claim of such Released Party; (c) preclude police, federal tax or regulatory agencies from fulfilling their statutory duties. The Releasor Parties shall be enjoined from commencing or continuing any action, employment of process, or act to collect, offset or recover any Claims and causes of action released and discharged pursuant to this section; provided however, that the injunction provided for in this section shall not (x) bar actions based upon liability for acts or omissions that are the result of actual fraud, gross negligence, willful misconduct, or willful violation of the securities laws or the Internal Revenue Code or the Claims, if any, of the United States; (y)

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                                                       Case No. 03-35966-BKC-PGH

preclude police, federal tax or regulatory agencies from fulfilling their statutory duties; or (z) bar the Claims, if any, of the United States.

     16. Injunctions Related to Discharge. As of the Effective Date and subject to its occurrence, all Persons that have held, currently hold or may have asserted a Claim, a cause of action, or other debt, or liability, or an Equity Interest or other right of a holder of an Equity Interest that is discharged, released, or terminated pursuant to the Plan, will be permanently enjoined from commencing or continuing, in any manner or in any place, any action or other proceeding, enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order, creating, perfecting, or enforcing any lien or encumbrance, asserting a set-off, right of subrogation or recoupment of any kind against any debt, liability, or obligation due to any such releasing person, and from commencing or continuing any action, in any manner or in any place where the foregoing does not comply with or is inconsistent with the provisions of the Plan.

     17. Exculpation. The Released Parties shall not have or incur, and are hereby released from, any claim, obligation, cause of action or liability to one another or to any Releasor Party, or any of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors and assigns, for any act or omission in connection with, relating to or arising out of these chapter 11 cases, the solicitation of votes and pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, the solicitation and issuance of securities in connection with the Plan, and in all respects shall be entitled to rely reasonably upon the advice of counsel with respect to their duties and responsibilities under the Plan, provided however, that

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nothing in this paragraph shall be deemed to release any such person from liability for acts or omissions that are the result of actual fraud, gross negligence, willful misconduct, or willful violation of the securities laws or the Internal Revenue Code.

     18. Vesting of Assets. Except as otherwise provided by the Plan, upon the Effective Date, the Debtor, its properties and interests in property and their operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and the estate of the Debtor shall vest in Reorganized Debtor free and clear of any and all Liens, except as otherwise provided herein. From and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan and this Order.

     19. Plan Documents. All Persons holding Claims or Equity Interests which are dealt with under the Plan shall be, and they hereby are, directed to execute, deliver, file or record any document, and to take any action necessary to implement, effectuate and consummate the Plan in accordance with its terms, and all such persons shall be bound by the terms and provisions of all documents to be executed by them in connection with the Plan, whether or not such documents actually have been executed by such persons.

     20. Executory Contracts and Unexpired Leases. Except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date, the Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it was a party, unless such contract or lease (i) was previously rejected by the Debtor, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion to reject filed on or before the Effective

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Date, (iv) is identified as a rejected executory contract or a rejected unexpired lease, as applicable, in Exhibit E to the Plan. All executory contracts or unexpired leases assumed by the Debtor during this Chapter 11 Case or under the Plan shall be assigned and transferred to, and remain in full force and effect for the benefit of the Reorganized Debtor, notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables or requires termination of such contract or lease.

     21. Cancellation of Common Stock. On the Effective Date, the Equity Interests or commitments, contractual, or otherwise, obligating the Debtor to issue, transfer, or sell Equity Interests or any other capital stock of the Debtor shall (a) be cancelled, and (b) have no effect other than the right to participate in the distributions, if any, provided under the Plan. Except for purposes of effectuating the distributions under the Plan (if necessary) on the Effective Date, the Old Indenture shall be canceled effective as of the Effective Date.

     22. Retention of Jurisdiction. This Court hereby retains jurisdiction of this chapter 11 case pursuant to, to the extent and scope of, and for the purposes set forth in Article XIII of the Plan.

     23. Authority With Regard to Reorganization Case. Except as may be otherwise provided in the Plan, following the Effective Date, the Reorganized Debtor shall be, and hereby is, ordered and appointed to represent the Debtor's estate, assume the Debtor's authority in respect thereof and aid and complete the Debtor's responsibilities in regard to matters in relation to this chapter 11 case including, inter alia, actions in relation to objection to Claims, the

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                                                       Case No. 03-35966-BKC-PGH

assertion of claims pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, post-confirmation notices, reports and the final report and decree in accordance with Fed. R. Bankr. P. 3022.

     24. Professional Fees. Pursuant to Section 8.3 of the Plan or as otherwise ordered by the Court, each Professional retained or requesting compensation in this chapter 11 case pursuant to section 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code, shall be required to file and serve an application for allowance of final compensation and reimbursement of expenses in this chapter 11 case on or before ten (10) days after the Effective Date. Objections to any application made under section 8.3 of the Plan shall be filed on or before twenty (20) days after the Effective Date and served on the Reorganized Debtor and its counsel, the Creditors Committee and its counsel, the United States Trustee and the requesting Professional. If no objection is filed and served with respect to a Professional's request for compensation and reimbursement of expenses, such Professional Fee Claim shall be paid by the Reorganized Debtor on the twenty-fourth (24th) day after the Effective Date. Otherwise, such Professional Fee Claim shall be paid by the Reorganized Debtor at such time as the objection is resolved or settled by Final Order of the Bankruptcy Court. All Professional Fees for services rendered in connection with this chapter 11 case and the Plan after the Confirmation Date, including, without limitation, those relating to the occurrence of the Effective Date, the prosecution of causes of action preserved under the Plan and the resolution of Disputed Claims, shall be paid by the Reorganized Debtor upon receipt of an invoice therefor, or on such other terms as the Reorganized Debtor may agree to, without the need for further Bankruptcy Court authorization or entry of an Order. If the Reorganized Debtor and any Professional cannot agree on the amount of post-Confirmation Date fees and expenses to be paid to such Professional, such

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                                                       Case No. 03-35966-BKC-PGH

amount shall be determined by this Court. This Order shall govern any procedural order regarding the application and payment of Professional Fees entered during this chapter 11 case.

     25. Old Indenture Trustee Fees. The Old Notes Indenture Trustee shall be entitled to payment directly from the Reorganized Debtor on the Effective Date of all fees and reasonable expenses incurred in accordance with the terms of the Old Notes Indenture and all additional fees and expenses incurred as acting as Disbursing Agent for the Old Notes up to a maximum amount of $35,000. These amounts will be paid directly to the Old Notes Indenture Trustee by the Debtor or Reorganized Debtor on the Effective Date, or as soon as practicable thereafter, without further order of the Bankruptcy Court.

     26. U.S. Trustee Fees. The Debtor shall pay the United States Trustee the appropriate sum required pursuant to 28 U.S.C. Section 1930(a)(6) on the Effective Date and simultaneously provide to the United States Trustee an appropriate affidavit indicating the cash disbursements for the relevant period. The Debtor and the Reorganized Debtor, as the case may be shall further pay the United States Trustee the appropriate sum required pursuant to 28 U.S.C. Section 1930(a)(6), based upon all post-Confirmation disbursements made by the Reorganized Debtor, until the earlier of the closing of this case by the issuance of a Final Decree by the Court, or upon the entry of an Order by the Bankruptcy Court dismissing this case or converting this case to another chapter under the Bankruptcy Code, and Debtor shall provide to the United States Trustee, upon the payment of each post-Confirmation payment an appropriate affidavit indicating all the cash disbursements for the relevant period.

     27. Notice. Notice of entry of this Order and of the Effective Date of the Plan, substantially in the form annexed hereto as "Exhibit B" (which notice is hereby approved in all

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                                                       Case No. 03-35966-BKC-PGH

respects) shall be, and hereby is, deemed sufficient if served by first-class mail within twenty (20) days following the Effective Date upon (i) all persons having filed a notice of appearance herein, (ii) all holders Claims which are impaired under the Plan and (iii) all counter-parties to agreements to be assumed, assumed as modified, or rejected under the Plan.

     28. Effect of Reference to Plan in this Order. The failure to reference or discuss any particular provision of the Plan in this Order shall have no effect on the validity, binding effect and enforceability of such provision, and each provision of the Plan shall have the same validity, binding effect and enforceability as if fully set forth in this Order.

     29. Headings. Headings utilized herein are for the convenience of reference only, and shall not constitute a part of the Plan or this Order for any other purpose.

     30. Inconsistencies. In the event of any discrepancies, inconsistencies or conflicts between the Plan on the one hand and this Order on the other hand, this Order shall govern. In the event of any discrepancies, inconsistencies or conflicts between the Plan on the one hand and any Exhibits to the Plan on the other hand, the Plan shall govern.

     31. Integration of Confirmation Order Provisions. The provisions of this Order are integrated with each other and are nonseverable and mutually dependent.

     32. Final Order. This Order is a Final Order and the period in which an appeal must be filed shall commence immediately upon the entry hereof. Notwithstanding Fed. R. Bankr. P. 3020(e), this Order shall be effective and enforceable immediately upon entry hereof.

     ORDERED in West Palm Beach, Florida this 14th day of January, 2004.

                                           _______________________________
                                           Paul G. Hyman, Judge
                                           United States Bankruptcy Court

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                                                                       EXHIBIT B

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA
                            WEST PALM BEACH DIVISION

In re:                                           Case No. 03-35966-BKC-PGH

REPTRON ELECTRONICS, INC.,                       Chapter 11

                   Debtor.
__________________________/

           NOTICE OF (i) ENTRY OF ORDER CONFIRMING THE DEBTOR'S SECOND
             AMENDED PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE
          BANKRUPTCY CODE AND (ii) THE OCCURRENCE OF THE EFFECTIVE DATE

TO ALL HOLDERS OF CLAIMS, HOLDERS OF
INTERESTS AND OTHER PARTIES IN INTEREST:

         PLEASE TAKE NOTICE that, on January 14, 2004, an order (the "Confirmation Order") was entered by the Honorable Paul G. Hyman, United States Bankruptcy Judge for the United States Bankruptcy Court, Southern District of Florida (the "Bankruptcy Court"), confirming, pursuant to the provisions of title 11 of the United States Code (the "Bankruptcy Code"), the Debtor's Second Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Plan"). A copy of the Confirmation Order is on file with the Clerk of the Bankruptcy Court for the Southern District of Florida and is available for inspection at the Clerk's office during normal business hours and on the Court's website at www.flsb.uscourts.gov. A copy of the Confirmation Order can also be obtained by contacting counsel to the Debtor listed below.

         PLEASE TAKE FURTHER NOTICE that the effective date of the Plan occurred on January 26, 2004.

Dated: Miami, Florida
       January ___, 2004

                                        Respectfully submitted,

                                        ____________________________________
                                        Thomas R. Lehman, P.A.
                                        Lynn M. Gollin, Esq.
                                        Miami Center - 26th Floor
                                        201 South Biscayne Boulevard
                                        Miami, Florida 33131-4336t
                                        Telephone: (305) 536-1112
                                        Facsimile: (305) 536-1116

                                        Counsel for the Debtor